UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2011

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

49 Front Street, Suite 206, Rockville Centre, New York 11570
(Address of principal executive offices)

888-333-8075
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item8.01	Other Events

ParagonEx Limited

On May 24, 2011, Forex International Trading Corp. (the “Company”) counter signed  a Letter of Intent dated May 17, 2011 (the “LOI”) with ParagonEx Limited (“Paragon”) pursuant to which Paragon agreed to sell and the Company agreed to purchase a 51% interest in Paragon in consideration of $17,595,000 to be paid by the Company in cash and shares of common stock.  A portion of the consideration shall be paid to the shareholders of Paragon. The Parties did not determine yet how the consideration will be allocated.

Except for various miscellaneous provisions, this LOI is non-binding.  Final closing is subject to certain procedures including satisfactory due diligence,  approval of the final definitive agreements by the Boards of Directors of the Company and Paragon, and more.  There is no guarantee that the parties will reach a final agreement, that the Company will be able to raise the required funds to close the transaction or that the transaction will close on the terms set forth as agreed in the LOI.

Triple 8 Ltd. (“Triple”), which is owned approximately 50% by the Company, is using the Paragon software under a license agreement.  Paragon is a provider of advanced Forex trading platform for the online Forex industry, it committed to pioneering the next generation of comprehensive, added-value solutions for Forex operators based on intimate industry experience and cutting-edge technologies. Keeping abreast of the latest demands of Forex operators and information technology developments, Paragon continuously delivers the finest and up-to-date products. Since its foundation Paragon has consistently focused on customer needs. Its customer-centred development philosophy is based on real-world business insight, and aims to offer innovative products and services that maximize customer potential while ensuring long term profitability. Premium service and support provided by its expert team is tailored to meet the changing demands of the rapidly growing Forex market and complements this offering.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

BUYINS.NET

On May 24, 2011, the Company issued a press release announcing that it has engaged BUYINS.NET.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Letter of Intent between Forex International Trading Corp. and ParagonEx Limited dated May 17, 2011
99.2	Press Release dated May 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

Date: May 25, 2011	By:	/s/ Darren C. Dunckel
Name: Darren C. Dunckel
Title: CEO, President, CFO, Treasurer and Director

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